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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



Date of Report (Date of earliest event reported):             NOVEMBER 19, 2001


                         PEREGRINE PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)


     DELAWARE                     000-17085                      95-3698422
(State or other                  (Commission                  (I.R.S. Employer
  jurisdiction                   File Number)                Identification No.)
of incorporation)

                        14272 FRANKLIN AVENUE, SUITE 100
                          TUSTIN, CALIFORNIA 92780-7017
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:      (714) 508-6000



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ITEM 5. OTHER EVENTS.

         On November 19, 2001, Peregrine Pharmaceuticals, Inc., a Delaware corporation (the "Registrant"), and six (6) investors ("Named Investors") entered into a Common Stock Purchase Agreement, pursuant to which the Registrant sold an aggregate of 5,750,000 shares of its common stock, par value $.001 per share, and warrants to purchase up to 1,725,000 shares of common stock at an exercise price of $1.00 per share, to the Named Investors resulting in the Registrant's receipt of gross proceeds of $5,750,000. The warrants can be exercised on a cash basis only. In connection with the offering, the Registrant paid a fee to Atlas Capital Services, LLC (the "Placement Agent") in shares of the Registrant's common stock equal to five percent (5%) of the number of shares issued to certain of the investors, or 200,000 shares. All shares and warrants issued in connection with this offering where sold pursuant to the Registrant's registration statement on Form S-3, File Number 333-71086.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  Exhibit           Name of Exhibit
                  -------           ---------------

                  10.73 Common Stock Purchase Agreement by and between Registrant and Investors dated November 16, 2001.

                  10.74 Form of Warrant to be issued to Investors pursuant to the Common Stock Purchase Agreement dated November 16, 2001.

                  99.1     Press Release of Registrant dated November 19, 2001.








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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           PEREGRINE PHARMACEUTICALS, INC.



Date: November 19, 2001                    By:      /s/ Edward J. Legere
                                           -----------------------------------
                                           Edward J. Legere,
                                           President and Chief Executive Officer